Exhibit 3.08

State of Delaware Secretary of State Division of Corporations Delivered 11:59 AM 06/15/2011 FILED 11:34 AM 06/15/2011 SRV 110724251 – 4997037 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

This Certificate of Formation of Codorniz Parent, LLC (the “LLC”) is being duly executed and filed by Eric L. Schondorf, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C § 18-101, et, seq.) as amended from time to time.

FIRST: The name of the limited liability company is: Codorniz Parent, LLC.

SECOND: The address of its registered office of the LLC in the State of Delaware and the name and address of the registered agent for service of process on the LLC in the State of Delaware are: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

THIRD: This Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 14th day of June, 2011.

By:	/s/ Eric L. Schondorf
Name: Eric L. Schondorf Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:29 PM 02/24/2012 FILED 12:59 PM 02/24/2012 SRV 120221348 – 4997037 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Codorniz Parent, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Sarah C. Miller
Authorized Person

Name:	Sarah C. Miller
Print or Type

DE175 - 08/24/2011 C T System Online

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CODORNIZ PARENT, LLC

1.	Name of Limited Liability Company: CODORNIZ PARENT, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

FIRST: The name of the limited liability company is APL Barnett, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 11th day of June, 2012.

CODORNIZ PARENT, LLC, a Delaware limited liability company

By:	Atlas Pipeline Mid-Continent LLC, a Delaware limited liability company, its sole member

	By:	/s/ Gerald R. Shrader
Gerald R. Shrader
Senior Vice President

LW:692171.1